Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Linn Energy, LLC

We consent to the incorporation by reference in the registration statement (No. 333-131153) on Form S-8 of Linn Energy, LLC of our report dated October 13, 2006 with respect to the Statements of Revenues and Direct Operating Expenses-Assets acquired from Kaiser-Francis Oil Company for the years ended December 31, 2005 and 2004, which report appears in Exhibit 99.4 in the Form 8-K/A Amendment No. 1 of Linn Energy, LLC.

/s/ KPMG LLP

Houston, Texas
October 13, 2006